Exhibit 10.1
[Liberty Global Class __]
LIBERTY GLOBAL
2023 INCENTIVE PLAN
(Amended and Restated effective November 24, 2023)
NON-QUALIFIED SHARE OPTION AGREEMENT

THIS NON-QUALIFIED SHARE OPTION AGREEMENT (this “Agreement”) is made as of _____________ ___, 20__ (the “Effective Date”), by and between Liberty Global LTD., Bermuda exempted company limited by shares, as successor by scheme of arrangement to Liberty Global plc (the “Company”), and the individual whose name, address, and director number appear on the signature page hereto (the “Grantee”).
The Company has adopted the Liberty Global 2023 Incentive Plan effective November 24, 2023, as may be amended, restated, or otherwise modified (the “Plan”), which by this reference is made a part hereof, for the benefit of eligible Nonemployee Directors of the Company. Capitalized terms used and not otherwise defined herein will have the meaning given to them in the Plan.
Pursuant to the Plan, the Compensation Committee appointed by the Company’s board of directors (the “Committee”) has determined that it is in the best interest of the Company and its Shareholders to award an option to the Grantee, subject to the conditions and restrictions set forth herein and in the Plan, in order to provide the Grantee additional remuneration for services rendered as a Nonemployee Director and to increase the Grantee’s personal interest in the continued success and progress of the Company.
The Company and the Grantee therefore agree as follows:
1.    Definitions. The following terms, when used in this Agreement, have the following meanings and capitalized terms used and not otherwise defined herein shall have the meaning given thereto in the Plan:
        “Act” means the U.K. Companies Act of 2006, as amended from time to time, and the rules and regulations thereunder.
        “Annual Meeting Date” means the date on which the annual general meeting of the Shareholders at which directors are elected in accordance with the Act is held in any calendar year.
“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.
“Cause” has the meaning specified for “cause” in Section 13.2(c) of the Plan.
“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.

“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto. References to any specific Code section shall include any successor section.
“Committee” has the meaning specified in the preamble to this Agreement.
“Company” has the meaning specified in the preamble to this Agreement.
“Effective Date” has the meaning specified in the preamble to this Agreement.
“Exercise Price” means $_______ per Share.
“Grantee” has the meaning specified in the preamble to this Agreement.
“Initial Vesting Date” means the date that is the later of (x) the six-month anniversary of the Effective Date and (y) the Annual Meeting Date first following the Effective Date.
“LBTY__” or “Share” means the Liberty Global Class __ common shares, nominal value $0.01 per share, of the Company.
“Option” has the meaning specified in Section 2 of this Agreement.
“Option Shares” has the meaning specified in Section 2 of this Agreement.
“Plan” has the meaning specified in the preamble to this Agreement.
“Required Withholding Amount” has the meaning specified in Section 5 of this Agreement.
“Retirement” means the voluntary termination of the Grantee’s service as a Nonemployee Director on or after the date that the sum of the Grantee’s years of age and years of service as a Nonemployee director is at least 70.
“Term” has the meaning specified in Section 2 of this Agreement.
“Third Party Administrator” means the company or successor company that has been selected by the Company to maintain the database of the Plan and to provide related services, including, but not limited to, equity grant information, transaction processing and a grantee interface.
2.    Grant of the Option. Subject to the terms and conditions herein, pursuant to the Plan, the Company grants to the Grantee an option (the “Option”) to purchase from the Company the number of Shares set forth on the signature page hereof (the “Option Shares”) at a purchase price per Share equal to the Exercise Price. The Option granted herein is a “non-qualified option”. In consideration for the grant of the Option, the Grantee covenants with the Company that he or she shall provide services as a Nonemployee Director through each applicable vesting date. The Option, to the extent it has become exercisable in accordance with Section 3, will be exercisable in whole at any time or in part from time to time during the period commencing on the Effective Date and expiring at the Close of Business on ###EXPIRY_DATE### (the “Term”), subject to earlier termination as provided in Section 7. The Exercise Price and number of Option Shares are subject to adjustment pursuant to Section 10. No fractional Shares will be issuable upon exercise of an Option, and the Grantee will receive, in lieu of any fractional Shares that the Grantee otherwise would receive upon such exercise, cash equal to the fraction representing such fractional Share multiplied by the Fair Market Value of a Share as of the date on which such exercise is considered to occur pursuant to Section 4.
3.    Conditions of Exercise. Unless otherwise determined by the Committee in its sole discretion, the Option will be exercisable only in accordance with the conditions stated in this Section 3.
(a)    Except as otherwise provided in Section 13.1(b) of the Plan or in the last sentence of this Section 3(a), the Option will not be exercisable until the Initial Vesting Date and may be exercised thereafter only to the extent it has become exercisable in accordance with the following schedule:
(i)    On and after the Initial Vesting Date, the Option shall be exercisable as to 33.34% of the Option Shares;
(ii)    On and after the second Annual Meeting Date following the Effective Date, the Option shall be exercisable as to 66.67% of the Option Shares; and
(iii)    On and after the third Annual Meeting Date following the Effective Date, the Option shall be exercisable as to 100% of the Option Shares.
Notwithstanding the foregoing, the Option will become exercisable in full on the date of the Grantee’s termination of service as a Nonemployee Director if (A) the Grantee’s service as a Nonemployee Director terminates by reason of Disability, (B) the Grantee dies while serving as a Nonemployee Director or (C) the Grantee’s service as a Nonemployee Director terminates by reason of the Grantee’s Retirement, provided that, in the case of 3(a)(C), only to the extent such Option would vest within one year from the date of the Grantee’s Retirement.
(b)    To the extent the Option becomes exercisable, the Option may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the Term or earlier termination thereof.
(c)    The Grantee acknowledges and agrees that the Committee may, in its discretion and as contemplated by Section 3.3 of the Plan, adopt rules and regulations from time to time after the date hereof with respect to the exercise of the Option and that the exercise by the Grantee of the Option will be subject to the further condition that such exercise is made in accordance with all such rules and regulations as the Committee may determine are applicable thereto.

4.    Manner of Exercise. The Option will be considered exercised (as to the number of Option Shares specified in the notice referred to in Section 4(a) below) on the latest of (i) the date of exercise designated in the written notice referred to in Section 4(a) below, (ii) if the date so designated is not a Business Day, the first Business Day following such date or (iii) the earliest Business Day by which the Company has received all of the following:
(a)    The Grantee has either (i) notified the Third Party Administrator of the exercise (see Section 12), or (ii) submitted to the Company a properly executed written notice of exercise, in such form as the Committee may require, containing such representations and warranties as the Committee may require and designating, among other things, the date of exercise and the number of Option Shares to be purchased; and
(b)    Payment of the Exercise Price for each Option Share to be purchased in any (or a combination) of the following forms: (i) cash, (ii) check, (iii) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Exercise Price (and, if applicable, the Required Withholding Amount, as described in Section 5), and/or (iv) any other form of payment contemplated by the Plan, as the Committee may permit; and
(c)    Any other documentation that the Committee may reasonably require.
5.    Withholding for Taxes.
(a)    Prior to the relevant taxable or tax withholding event, as applicable, the Grantee acknowledges and agrees to make adequate arrangements satisfactory to the Company to satisfy all national, state and local tax and employee social security contribution withholding requirements (the “Required Withholding Amount”). In this regard, the Grantee authorizes the Company and/or its agent, at the Company’s discretion, to collect the Required Withholding Amount by one or a combination of the following:
(i)    deducting from cash amounts otherwise payable to the Grantee (including retainer fees and other cash compensation); or
(ii)    withholding from proceeds of the sale (or deemed sale) of Shares acquired upon exercise of the Option through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent).
(b)    If the Grantee is subject to tax in the United Kingdom and the withholding of any income tax due is not made within 90 days of the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a benefit to the Grantee on which additional income tax and employee national insurance contributions (“NICs”) will be payable and will not be deemed to be an extension of credit in the form of a personal loan for purposes of Section 13(k) of the Exchange Act. The Grantee will be responsible for paying and reporting any income tax due on this additional benefit directly to HM Revenue & Customs under the self-assessment regime and for reimbursing the Company for the value of any NICs due on this additional benefit.

6.    Payment or Delivery by the Company. As soon as practicable after receipt of all items required in accordance with Section 4, and subject to the withholding referred to in Section 5, the Company will deliver or cause to be delivered to or at the direction of the Grantee (i) (a) a certificate representing the number of Option Shares purchased upon exercise of the Option, (b) a statement of holdings reflecting the number of Option Shares purchased upon exercise of the Option and held for the benefit of the Grantee in uncertificated form by a third party service provider designated by the Company, or (c) a confirmation of deposit of the number of Option Shares purchased upon exercise of the Option (including, without limitation, any Option Shares deliverable following the completion of the cashless exercise procedures described in Section 4(b) above) in electronic form into the broker account designated by the Grantee, and (ii) any cash payment to which the Grantee is entitled (a) in lieu of a fractional Share, as provided in Section 2 above, or (b) following the requested sale of his or her Option Shares. Any delivery of Shares will be deemed effected for all purposes when (i) (a) a certificate representing or statement of holdings reflecting such Shares has been delivered personally to the Grantee or, if delivery is by mail, when the certificate or statement of holdings has been deposited in the United States or local country mail, addressed to the Grantee, or (b) confirmation of deposit into the designated broker’s account of such Shares, in written or electronic format, is first made available to the Grantee, and (ii) any cash payment will be deemed effected when (a) a check from the Company, payable to or at the direction of the Grantee and in the amount equal to the amount of the cash payment, has been delivered personally to or at the direction of the Grantee or deposited in the United States or local country mail, addressed to the Grantee or his or her nominee or (b) a successful wire transfer to Grantee’s bank account has been effected.
7.    Early Termination of the Option. Unless otherwise determined by the Committee in its sole discretion, the Option will terminate, prior to the expiration of the Term, at the time specified below:
(a)    Subject to Section 7(b), if the Grantee’s service as a Nonemployee Director terminates other than by the Company for cause, then (unless otherwise agreed by the Company) the Option will terminate at the Close of Business on the first Business Day following the expiration of the three-year period which began on the date of termination of the Grantee’s service. For purposes of this Section 7, “cause” will have the meaning specified in Section 13.2(c) of the Plan.
(b)    If the Grantee dies prior to the expiration of the three-year period of time following termination of the Grantee’s service during which the Option remains exercisable as provided in Section 7(a), such Option will terminate at the Close of Business on the first Business Day following the expiration of the three-year period which began on the date of the Grantee’s death.
(c)    If the Grantee’s service as a Nonemployee Director is terminated by the Company for “cause” (as defined in Section 13.2(c) of the Plan), then the Option will terminate immediately upon such termination of the Grantee’s service.
(d)    If the Grantee’s service as a Nonemployee Director is terminated due to Grantee’s Retirement, then the Option will terminate unless such Option would have vested within one year from the date of Grantee’s Retirement, in which case, it shall immediately vest and be exercisable until the first to occur of the date that is three years after the date of Grantee’s Retirement or the scheduled expiration date of such Option.
In any event in which the Option remains exercisable for a period of time following the date of termination of the Grantee’s service as a Nonemployee Director as provided above, the Option may be exercised during such period of time only to the extent the Option was exercisable as provided in Section 3 above on such date of termination of the Grantee’s service as a Nonemployee Director. Notwithstanding any period of time referenced in this Section 7 or any other provision of this Section 7 that may be construed to the contrary, the Option will in any event terminate upon the expiration of the Term.
8.    Nontransferability. During the Grantee’s lifetime, the Option is not transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order and, except as otherwise required pursuant to a Domestic Relations Order, is exercisable only by the Grantee or the Grantee’s court appointed legal representative. The Grantee may designate a beneficiary or beneficiaries to whom the Option will pass upon the Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Company on such form as may be prescribed by the Company, provided that no such designation will be effective unless so filed prior to the death of the Grantee. If no such designation is made or if the designated beneficiary does not survive the Grantee’s death, the Option will pass by will or the laws of descent and distribution. Following the Grantee’s death, the Option, if otherwise exercisable, may be exercised by the person to whom such right passes according to this Section 8 and such person will be deemed the Grantee for purposes of any applicable provisions of this Agreement.
9.    No Shareholder Rights. The Grantee will not, by reason of the Option granted under this Agreement, be deemed for any purpose to be, or to have any of the rights of, a Shareholder with respect to any Option Shares, nor will the existence of this Agreement affect in any way the right or power of the Company or its Shareholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 13.17 of the Plan.
10.    Adjustments. If the outstanding Shares are subdivided into a greater number of Shares (by Share dividend, Share split, reclassification, alteration of capital, capitalization of profits, bonus issue or otherwise) or are combined into a smaller number of Shares (by reverse Share split, reclassification or otherwise), or if the Committee determines that any Share dividend, extraordinary cash dividend, alteration of capital, capitalization of profits, bonus issue, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares, or other similar corporate event (including compromises or arrangements sanctioned by a court under section 899 of the Act, mergers or consolidations other than those which constitute Approved Transactions, which shall be governed by Section 13.1(b) of the Plan) affects the Shares such that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Agreement, then the Option will be subject to adjustment (including, without limitation, as to the number of Option Shares and the Exercise Price per Share) in the sole discretion of the Committee and in such manner as the Committee may deem equitable and appropriate in connection with the occurrence of any of the events described in this Section 10 following the Effective Date; provided, however, that such adjustment shall be made in a manner that complies with the requirements of Code Section 409A and relevant authorities, to the extent applicable.
11.    Restrictions Imposed by Law. Without limiting the generality of Section 13.9 of the Plan, the Grantee will not exercise the Option, and the Company will not be obligated to make any cash payment or issue or cause to be issued any Shares if counsel to the Company determines that such exercise, payment, or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Shares are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting payment of cash or issuance of Shares upon exercise to comply with any such law, rule, regulation or agreement.
12.    Notice. Unless the Company notifies the Grantee in writing of a different procedure:
(a) any notice or other communication to the Company with respect to this Agreement (other than a notice of exercise pursuant to Section 4 of this Agreement) will be in writing and will be delivered personally or sent by United States first class or local country mail, postage prepaid, overnight courier, freight prepaid or sent by facsimile and addressed as follows:
    Liberty Global Ltd.
    c/o Liberty Global, Inc.
1550 Wewatta Street, Suite 1000
    Denver, Colorado 80202
    Attn: General Counsel

(b) any notice of exercise pursuant to Section 4 will be made to the Third Party Administrator, Solium Capital LLC (Shareworks), either through its Shareworks website at https://shareworks.solium.com/ or by telephone at 1-877-380-7793.
Any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class or local country mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the Effective Date, unless the Company has received written notification from the Grantee of a change of address.
13.    Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee. Without limiting the generality of the foregoing, without the consent of the Grantee,
(a)    this Agreement may be amended or supplemented from time to time as approved by the Board (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Shareholders and, provided, in each case, that such changes or corrections will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to reform the Award hereunder as contemplated by Section 13.19 of the Plan or to exempt the Award made hereunder from coverage under Code Section 409A, or (iv) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including the Act and any applicable tax or securities laws; and
(b)    subject to any required action by the Board or the Shareholders, the Option granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect the Option to the extent then exercisable.
14.    Status as Director. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue as a director of the Company or interfere in any way with the right of the Company or its Shareholders to terminate the Grantee’s status as a director at any time, with or without cause.
15.    Nonalienation of Benefits. Except as provided in Section 8 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.
16.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed in all respects exclusively by the internal laws of the State of Colorado as a contract to be performed in such state and without regard to any principles of conflicts of law thereof. Each party to this Agreement hereby irrevocably consents to the exclusive jurisdiction of, and agrees that any action to enforce, interpret or construe this Agreement or any other agreement or document delivered in connection with this Agreement shall be conducted in, the federal or state courts of the State of Colorado sitting in the City and County of Denver, and the Grantee hereby submits to the personal jurisdiction of such courts and irrevocably waives any defense of improper venue or forum non conveniens to any such action brought in such courts. EACH PARTY HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY.
17.    Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Committee upon questions regarding this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.
18.    Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy will be an original, but all of them together represent the same agreement. Counterparts to this Agreement may be delivered via PDF or electronic means.
19.    Rules by Committee. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt from time to time.
20.    Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns.
21.    Grantee Acceptance. The Grantee will signify acceptance of the terms and conditions of this Agreement by signing this Agreement in the space provided below and returning a signed copy to the Company.
22.    Data Privacy.
(a)    By accepting this Agreement, the Grantee understands that for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan, the following personal data of Grantee (“Data”) shall be maintained and processed by the Company and its affiliates, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, bonus and employee benefits, nationality, job title and description, any Shares or directorships or other positions held in the Company, its subsidiaries and affiliates, details of all options, share appreciation rights, restricted shares, performances share units, restricted share units or any other entitlement to Shares or other Awards granted, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, annual performance objectives, performance reviews and performance ratings, for the purpose of implementing, administering and managing Awards under the Plan.
(b)    The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired with respect to an Award.
(c)    The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may at any time view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or exercise rights to rectify, transfer, remove or restrict use of Data as permitted by applicable law, by contacting in writing the Grantee’s local human resources representative. Notwithstanding the foregoing, the Grantee understands that if Grantee subsequently requires the removal of all or any part of the Grantee’s Data, the Company may not be able to grant Options or other equity awards or administer or maintain such awards. For more information on the privacy of the Data, the Grantee may contact the Grantee’s local human resources representative.
[Signature Page Follows]

Signature Block to Non-Qualified Share Option Agreement (Liberty Global Class __)
    dated as of _____________ ___, 20__between Liberty Global Ltd. and Grantee

LIBERTY GLOBAL LTD.

By:
Name:    Bryan H. Hall
Title:    Executive Vice President

ACCEPTED:

Grantee Name:     __________________________
Address:        _________________________

    Director Number: ____________________________

Grant ID: _________________________

Number of LBTY__ Shares as to which the Option is granted: _____________________